EXHIBIT 10.1

THIS FOURTH AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS {1976), AS AMENDED.

FOURTH AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS

THIS FOURTH AMENDMENT TO TERM LOAN AGREEMENT AND RELATED LOAN DOCUMENTS WITH CONSENT OF GUARANTORS (the “Amendment”) effective as of March 3, 2023, by and among Vicon Industries, Inc., (the “Borrower”), NIL Funding Corporation (the “Lender”), IQinVision, Inc., (“IQin”), TeleSite U.S.A., Inc., (“TeleSite”), Vicon Industries Limited (“Vicon Industries”), and Vicon Systems Ltd., (“Vicon Systems” and collectively with IQin, TeleSite, and Vicon Industries, the “Guarantors”).

WITNESSETH:

WHEREAS, Borrower and Lender executed that certain Term Loan Agreement, dated as of September 21, 2018 (as amended, the “Loan Agreement”) pursuant to which Lender agreed to loan to Borrower Five Million Six Hundred Thousand and No/100 Dollars ($5,600,000.00) in accordance with the terms set forth therein (the “Loan”);

WHEREAS, the Borrower executed that certain Promissory Note [Facility A], dated as of September 21, 2018, in the original principal amount of One Million Seven Hundred Ninety Six Thousand and No/100 Dollars ($1,796,000.00) in favor of Lender (as amended, the “Facility A Note”);

WHEREAS, the Borrower executed that certain Promissory Note [Facility BJ, dated as of September 21, 2018, in the original principal amount of Three Million Eight Hundred Four Thousand and No/100 Dollars ($3,804,000.00) in favor of Lender (as amended, the “Facility B Note”);

WHEREAS, the Guarantors each executed a Continuing Guaranty, dated as of September 21, 2018 (collectively, the “Guaranty Agreements”), pursuant to which the Guarantors jointly and severally guaranteed all obligations of the Borrower to the Lender;

WHEREAS, the Borrower, Lender, and Citibank, N.A. executed those three (3) certain Deposit Account Control Agreements, dated as September 28, 2018 (collectively, the “Citibank DACAs”);

WHEREAS, pursuant to that certain Termination of Deposit Account Control Agreement dated September 28, 2021, the Citibank DACAs were terminated.

WHEREAS, the Borrower, Lender, and TD Bank, N.A., executed that certain Deposit Account Control Agreement, dated as of November 9, 2021 (the “TD Bank DACA”).

WHEREAS, the Borrower and Guarantors each executed a Security Agreement, dated as of September 21, 2018 (collectively, the “Security Agreements,” and collectively with the Loan Agreement, Facility A Note, Facility B Note, Guaranty Agreements, the Citibank DACAs, and all other documents executed in connection with the foregoing, including, but not limited to, that certain First Amendment to Term Loan Agreement and the Related Loan Documents with Consent of Guarantors, dated as of March 4, 2020, that certain Second Amendment to Term Loan Agreement and Related Loan Documents with Consent of Guarantors, dated as of March 30, 2020, and that certain Third Amendment to Term Loan Agreement and Related Loan Documents with Consent of Guarantors, dated as of March 30, 2022, the “Loan Documents”), pursuant to which the Borrower and Guarantors each granted security interests in the collateral more particularly described therein to Lender; and

WHEREAS, Borrower, Lender, and Guarantors now desire to modify and amend certain terms of the Loan Documents as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Loan Documents.

2. The Loan Documents are hereby amended as follows:

a.	The Maturity Date of the Facility A Note is extended to December 31, 2024 (the “Facility A Note Maturity Date”).

b.	The outstanding principal balance of the Facility A Note shall bear interest (computed on the basis of a 360-day year) before default at 11.5% per annum.

c.	Commencing on April 1, 2023, equal principal payments of Fifty Thousand and No/100 Dollars ($50,000.00) plus interest accrued on the Facility A Note shall be payable on the first day of each calendar month, until the Facility A Note Maturity Date, at which point the full outstanding balance of the loan evidenced thereby, together with all accrued and unpaid interest thereon as well as fees related thereto, shall be due and payable.

d.	The Maturity Date of the Facility B Note is extended to December 31, 2024(the “Facility B Note Maturity Date”).

e.	The outstanding principal balance of the Facility B Note shall bear interest (computed on the basis of a 360-day year) before default at 11.5% per annum.

f.	Commencing on April 1, 2023, equal principal payments of Fifty Thousand and No/100 Dollars ($50,000.00) plus interest accrued on the Facility B Note shall be payable on the first day of each calendar month, until the Facility B Note Maturity Date, at which point the full outstanding balance of the loan evidenced thereby, together with all accrued and unpaid interest thereon as well as fees related thereto, shall be due and payable.

g.	On or before March 31, 2023, Borrower shall pay to Lender an additional One Hundred Thousand and No/100 Dollars ($100,000.00) principal payment (the “First Additional Principal Payment”). Failure to make the First Additional Principal Payment by March 31, 2023, shall be an automatic Event of Default.

h.	On or before March 29, 2024, Borrower shall pay to Lender an additional One Hundred Thousand and Noll 00 Dollars ($100,000.00) principal payment (the “Second Additional Principal Payment”). Failure to make the Second Additional Principal Payment by March 29, 2024, shall be an automatic Event of Default.

3. Each of the existing Loan Documents is hereby further amended to provide that each reference to any one or more of the Loan Documents is deemed to refer to such documents as modified by this Amendment. In addition, this Amendment shall be deemed to be included as a “Loan Document” in any and all references to the “Loan Documents” contained in any of the Loan Documents existing as of the date hereof or which are executed following the date hereof.

4. Except as specifically amended herein, all terms and conditions of the Loan Documents shall remain in full force and effect, without waiver or modification.

5. Borrower and Guarantors each hereby remake all of their respective representations and warranties contained in the Loan Documents and reaffirm all respective covenants set forth therein. Borrower and Guarantors each further certify that as of the date of this Amendment there exists no Event of Default as defined in the Loan Documents, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. As a further inducement to the Lender to enter into this Amendment, Borrower and each Guarantor further represents, warrants, covenants and acknowledges (as applicable) as follows (it being acknowledged by all parties that each such representation, warranty, covenant and acknowledgment relates to material matters upon which Lender has relied):

(a) There are no defenses, offsets or counterclaims or other claims, legal or equitable, available to Borrower, any Guarantor, or any other person or entity with respect to this Amendment, the Loan Documents, or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, or with respect to the obligation of Borrower to repay the Loan, as the case may be.

(b) The Borrower and Guarantors each has the right and power and has obtained all authorizations necessary to execute and deliver this Amendment and all documents required to be delivered in connection herewith and to perform its respective obligations hereunder and under the Loan Documents in accordance with their respective terms. This Amendment and all documents required to be delivered in connection herewith has been duly executed and delivered by duly authorized officers, managers, partners, trustee(s), or directors (as applicable) of the Borrower and Guarantors and is a legal, valid and binding obligation of the Borrower and/or Guarantors (as applicable), enforceable against each party thereto in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein may be limited by equitable principles generally.

(c) There is no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority, that has a reasonable probability of materially adversely affecting Borrower or Guarantors or any transaction contemplated hereby or by the Loan Documents, or the ability of Borrower or Guarantors to perform their respective obligations under this Amendment or the other Loan Documents as modified and amended hereby.

(d) Each of the Borrower and Guarantors is duly organized and validly existing in its state of organization. The undersigned persons are duly authorized to execute and deliver, on behalf of the Borrower and Guarantor, as applicable, this Amendment and all documents required to be delivered in connection herewith.

(e) The amendments to the Loan Documents set forth in this Amendment are not intended as and do not constitute novations of any of the obligations reflected in the Loan Documents.

6. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a) a counterpart of this Amendment duly executed by the Borrower and Guarantors;

(b) payment by Borrower of Ten Thousand and No/100 Dollars ($10,000.00) to reimburse Lender for fees incurred in connection with this Amendment;

(c) payment by Borrower of the First Additional Principal Payment, which amount shall be credited towards the outstanding principal balance of the Loan;

(d) original counterparts of resolutions from the Borrower and Guarantors authorizing the execution and delivery of this Amendment; and

(e) such other documents, instruments and agreements as the Lender may reasonably request.

7. The failure of the Borrower or Guarantors to perform any of their respective obligations under this Amendment or the falsity of any representation or warranty made herein shall, at the option of the Lender, constitute an Event of Default the Loan Documents.

8. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. In the event no party makes demand for arbitration pursuant to Section 7.11 of the Loan Agreement, any legal suit, action or proceeding arising out of or relating to this Amendment, the Loan Agreement, any of the Loan Documents, the transactions contemplated hereby or thereby shall be instituted in the Federal Courts of the United States of America or the State Courts of the State of South Carolina and County of Charleston, and the Borrower and Guarantors irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. The Borrower and Guarantors irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party shall transfer or assign any of their respective rights or obligations hereunder without the prior written consent of the Lender.

10. Except as expressly herein amended, the terms and conditions of the Loan Documents remain in full force and effect. The amendments and modifications contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. If any provision of any of this Amendment or of any Loan Document, as amended hereby, is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions. The Borrower and Guarantors will execute such additional documents as are reasonably requested by the Lender to reflect the terms and conditions of this Amendment., and will cause to be delivered such additional certificates, legal opinions and other documents as are reasonably required by the Lender.

11. The Borrower hereby agrees that all fees, expenses and costs incurred by the Lender (including, without limitation, fees, expenses and costs of Lender’s counsel) in negotiating, preparing, reviewing and granting the amendment set forth herein shall, to the extent not paid or invoiced as of the date hereof, be paid by it upon demand as fees, costs and expenses incurred in connection with the Loan Agreement.

12. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered. Each counterpart hereof shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

13. In consideration of the modifications set forth in this Amendment, Borrower and Guarantors each releases and holds harmless the Lender and its officers, employees, agents, affiliates, parent companies, and subsidiaries from and against any claim, action, suit, demand, cost expense or liability of any kind relating to the transactions contemplated by the Loan Documents, the administration thereof or any business communications and dealings among Borrower, and/or Guarantors and the Lender concerning the Loan through the date of execution hereof.

14. The Guarantors, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each hereby consent to and join in this Amendment and hereby declare to and agree with the Lender that: (a) the Guaranty Agreements and Security Agreements entered into by the Guarantors, are and shall continue in full force and effect for the benefit of Lender with respect to the obligations guaranteed and secured thereby, as amended by this Agreement, (b) there are no offsets, claims, counterclaims, cross-claims or defenses of the Guarantors with respect to such Guaranty Agreements or Security Agreements nor, with respect to the obligations guaranteed and secured thereby, (c) that the Guaranty Agreements and Security Agreements are not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and (d) such Guaranty Agreements and Security Agreements, as amended by this Agreement, are hereby ratified and confirmed in all respects. Guarantors each acknowledge that without this consent and reaffirmation, the Lender would not execute this Agreement or otherwise consent to its terms.

15. This Amendment shall, upon satisfaction of the items set forth in Section 6 above, be effective as of the date set forth above. Thereafter, this Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, each of the other parties to the Loan Documents and each of their respective successors and assigns.

(SIGNATURE PAGE(S) ATTACHED)

IN WITNESS WHEREOF, Borrower and Lender have set their respective hands and seals as of March 3, 2023.

BORROWER:

Vicon Industries, Inc.

By:	/s/ Sagar Govil
Name:	Saagar Govil
Title:	CEO

GUARANTORS:

IQin Vision, Inc.

By:	/s/ Sagar Govil
Name:	Saagar Govil
Title:	CEO

TeleSite U.S.A., Inc.

By:	/s/ Sagar Govil
Name:	Saagar Govil
Title:	CEO

Vicon Industries Limited

By:	/s/ Sagar Govil
Name:	Saagar Govil
Title:	CEO

Vicon Systems Ltd.

By:	/s/ Sagar Govil
Name:	Saagar Govil
Title:	CEO

LENDER:

NIL Funding Corporation

By:	/s/ Michael Bender
Name:	Michael Bender
Title:	Secretary